                                                                      Exhibit 99
                                                                      ----------
--------------------------------------------------------------------------------




                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549







                                   FORM 11-K






                                 ANNUAL REPORT





                       Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934


                  For the fiscal year ended October 31, 1995



                        H.B. Fuller Company Thrift Plan






                              H.B. FULLER COMPANY
                            2400 Energy Park Drive
                           St. Paul, Minnesota 55108



--------------------------------------------------------------------------------

Financial Statements and Exhibits
---------------------------------

(a)  Financial Statements:                              Page No.
                                                        --------

       Report of Independent Accountants                   F-1

       Statements of Financial Condition
        as of October 31, 1995 and 1994                 F-2 - F-3

       Statements of Income and Changes in Plan
        Equity for the years ended October 31,
        1995, 1994, and 1993                            F-4 - F-6

       Notes to Financial Statements                    F-7 - F-9


(b)  Exhibits:

       Consent of Independent Accountants                  E-1

[LETTERHEAD AND LOGO OF PRICE WATERHOUSE LLP]




                       REPORT OF INDEPENDENT ACCOUNTANTS
                       ---------------------------------


To the Participants and Administrator
  of the H.B. Fuller Company Thrift Plan

In our opinion, the accompanying statements of financial condition and statements of income and changes in plan equity present fairly, in all material respects, the financial position of the H.B. Fuller Company Thrift Plan at October 31, 1995 and 1994, and the results of its operations and the changes in its plan equity for each of the three years in the period ended October 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
February 9, 1996

                        H.B. FULLER COMPANY THRIFT PLAN
                       Statement of Financial Condition
                               October 31, 1995

                                                     Company            Money
                                                      Common           Market          Index
ASSETS                                              Stock Fund          Fund            Fund
------                                             ------------      ---------     -------------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H.B. Fuller Company
  (1,724,174 shares; cost $41,339,033)               $54,316,023

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (544,573 units;
      cost $12,228,760)                                                             $15,068,344
  Norwest Growth Balanced Fund
    Norwest Bank (401,627 units;
      cost $7,352,998)
  Norwest Small Company Growth Fund
    Norwest Bank (31,166 units;
      cost $966,470)

Norwest Short-Term Investment
  Fund (7,404,064 units;
    cost $7,404,064)                                    276,786       $7,129,101         (1,859)
                                                     -----------       ----------   -----------

Total Investments                                     54,592,809        7,129,101    15,066,485

Other Assets                                             272,052           34,788
                                                     -----------       ----------   -----------

Total Assets                                         $54,864,861       $7,163,889   $15,066,485
                                                     ===========       ==========   ===========

PLAN EQUITY

Plan Equity                                          $54,864,861       $7,163,889   $15,066,485
                                                     -----------       ----------   -----------
Total Plan Equity                                    $54,864,861       $7,163,889   $15,066,485
                                                     ===========       ==========   ===========

                                                                       Small
                                                    Balanced          Company
ASSETS                                                Fund           Growth Fund        Total
------                                             -------------     -----------    ------------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H.B. Fuller Company
  (1,724,174 shares; cost $41,339,033)                                              $54,316,023

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (544,573 units;
      cost $12,228,760)                                                              15,068,344
  Norwest Growth Balanced Fund
    Norwest Bank (401,627 units;
      cost $7,352,998)                                $8,534,563                      8,534,563
  Norwest Small Company Growth Fund
    Norwest Bank (31,166 units;
      cost $966,470)                                                     $934,678       934,678

Norwest Short-Term Investment
  Fund (7,404,064 units;
    cost $7,404,064)                                          36                0     7,404,064
                                                      ----------         --------   -----------

Total Investments                                      8,534,599          934,678    86,257,672

Other Assets                                                                            306,840
                                                      ----------         --------   -----------

Total Assets                                          $8,534,599         $934,678   $86,564,512
                                                      ==========         ========   ===========

PLAN EQUITY

Plan Equity                                           $8,534,599         $934,678   $86,564,512
                                                      ----------         --------   -----------
Total Plan Equity                                     $8,534,599         $934,678   $86,564,512
                                                      ==========         ========   ===========

See accompanying Notes to Financial Statements.

                        H.B. FULLER COMPANY THRIFT PLAN
                       Statement of Financial Condition
                               October 31, 1994

                                                   Company          Money
                                                    Common          Market        Index         Balanced
          ASSETS                                  Stock Fund         Fund         Fund            Fund           Total
          ------                                  ----------      ----------    ----------     ----------      ----------
Investments at Fair Value:

Securities of Participating Employer -
  Common Stock of H. B. Fuller Company
  (1,650,693 shares; cost $38,276,742)            $54,885,529                                                  $54,885,529

Securities of unaffiliated issuers -
  Norwest Index Stock Fund
    Norwest Bank (490,860 units;
      cost $10,091,245)                                                         $10,862,237                     10,862,237
  Norwest Growth Balanced Fund
    Norwest Bank (363,932 units;
      cost $6,216,530)                                                                          $6,578,439       6,578,439

Norwest Short-Term Investment
  Fund (5,970,922 units;
    cost $5,970,922)                                  130,069     $5,785,965         35,585         19,303       5,970,922
                                                  -----------     ----------    -----------     ----------     -----------

    Total Investments                              55,015,598      5,785,965     10,897,822      6,597,742      78,297,127

Other Assets                                          240,950         23,191                                       264,141
                                                  -----------     ----------    -----------     ----------     -----------

       Total Assets                               $55,256,548     $5,809,156    $10,897,822     $6,597,742     $78,561,268
                                                  ===========     ==========    ===========     ==========     ===========


       PLAN EQUITY
       -----------

Plan Equity                                       $55,256,548     $5,809,156    $10,897,822     $6,597,742     $78,561,268
                                                  -----------     ----------    -----------     ----------     -----------

Total Plan Equity                                 $55,256,548     $5,809,156    $10,897,822     $6,597,742     $78,561,268
                                                  ===========     ==========    ===========     ==========     ===========

See accompanying Notes to Financial Statements.

                                                  H.B. FULLER COMPANY THRIFT PLAN
                                          Statement of Income and Changes in Plan Equity
                                                    Year Ended October 31, 1995


                                                   Company        Money                                      Small
                                                    Common        Market        Index         Balanced      Company
                                                  Stock Fund       Fund          Fund           Fund      Growth Fund     Total
                                                  ----------    ----------    -----------    ----------   -----------  -----------
Investment Income:
  Dividends                                       $1,069,565                                                           $ 1,069,565
  Interest                                            15,079    $  368,897                                                 383,976
                                                  ----------    ----------                                             -----------

     Total Investment Income                       1,084,644       368,897                                               1,453,541

Realized Gain/(Loss) on the Sale
   and Distribution of Investments                   793,493                  $   822,603    $  468,276    $   (639)     2,083,733
Unrealized Appreciation/(Depreciation)
  of Investments                                  (3,631,797)                   2,068,592       819,656     (31,792)      (775,341)
                                                  ----------    ----------    -----------    ----------    --------    -----------

     Total Fund Income                            (1,753,660)      368,897      2,891,195     1,287,932     (32,431)     2,761,933
                                                  ----------    ----------    -----------    ----------    --------    -----------

Contributions:
  By employees                                     3,321,868       566,232      1,446,917       800,948      21,773      6,157,738
  By participating employer, net
    of forfeitures of $25,366                      2,683,804                                                             2,683,804
  Employee rollover                                   88,781        32,933         77,148       122,419      13,027        334,308
                                                  ----------    ----------    -----------    ----------    --------    -----------

     Total Contributions                           6,094,453       599,165      1,524,065       923,367      34,800      9,175,850
                                                  ----------    ----------    -----------    ----------    --------    -----------

Cash Transferred between Funds                    (2,657,740)    1,266,951        349,770       108,710     932,309              0
                                                  ----------    ----------    -----------    ----------    --------    -----------

Total Increase in Plan Equity                      1,683,053     2,235,013      4,765,030     2,320,009     934,678     11,937,783

Decreases in Plan Equity Attributed
  to Withdrawals                                  (2,074,740)     (880,280)      (596,367)     (383,152)          0     (3,934,539)
                                                  ----------    ----------    -----------    ----------    --------    -----------

Net increase/(decrease) in Plan Equity              (391,687)    1,354,733      4,168,663     1,936,857     934,678      8,003,244

Plan Equity at Beginning of Period                55,256,548     5,809,156     10,897,822     6,597,742           0     78,561,268
                                                 -----------    ----------    -----------    ----------    --------    -----------

Plan Equity at End of Period                     $54,864,861    $7,163,889    $15,066,485    $8,534,599    $934,678    $86,564,512
                                                 ===========    ==========    ===========    ==========    ========    ===========

See accompanying Notes to Financial Statements.

                        H.B. FULLER COMPANY THRIFT PLAN
                Statement of Income and Changes in Plan Equity
                          Year Ended October 31, 1994

                                                     Company         Money
                                                     Common         Market        Index           Balanced
                                                   Stock Fund        Fund          Fund             Fund          Total
                                                   ----------      --------      --------        ----------     ---------
Investment Income:
  Dividends                                       $   899,525                                                  $   899,525
  Interest                                             11,562     $  222,069                                       233,631
                                                   ----------     ----------                                   -----------
Total Investment Income                               911,087        222,069                                     1,133,156

Realized Gain on the Sale
  and Distribution of Investments                    370,907                    $   73,932       $  90,123        534,962
Unrealized Appreciation
  of Investments                                      908,229                       362,284          82,183      1,352,696
                                                   ----------     ----------    -----------      ----------    -----------
  Total Fund Income                                 2,190,223        222,069        436,216         172,306      3,020,814
                                                   ----------     ----------    -----------      ----------    -----------

Contributions:
  By employees                                      3,117,555        509,983      1,271,280         707,686      5,606,504
  By participating employer, net
    of forfeitures of $46,462                       2,440,706                                                    2,440,706
  Employee rollover                                   407,221        342,278        240,357         382,568      1,372,424
                                                   ----------     ----------    -----------      ----------    -----------

  Total Contributions                               5,965,482        852,261      1,511,637       1,090,254      9,419,634
                                                   ----------     ----------    -----------      ----------    -----------

Cash Transferred between Funds                      1,306,149       (530,433)      (981,968)        206,252              0
                                                   ----------     ----------    -----------      ----------    -----------

Total Increase in Plan Equity                       9,461,854        543,897        965,885       1,468,812     12,440,448

Decreases in Plan Equity Attributed
  to Withdrawals                                   (2,201,480)      (427,175)      (518,803)       (664,557)    (3,812,015)
                                                   ----------     ----------    -----------      ----------    -----------

Net increase in Plan Equity                         7,260,374        116,722        447,082         804,255      8,628,433

Plan Equity at Beginning of Period                 47,996,174      5,692,434     10,450,740       5,793,487     69,932,835
                                                   ----------     ----------    -----------      ----------    -----------

Plan Equity at End of Period                      $55,256,548     $5,809,156    $10,897,822      $6,597,742    $78,561,268
                                                  ===========     ==========    ===========      ==========    ===========

See accompanying Notes to Financial Statements.

                        H.B. FULLER COMPANY THRIFT PLAN
                Statement of Income and Changes in Plan Equity
                          Year Ended October 31, 1993

                                                    Company         Money
                                                     Common         Market        Index           Balanced
                                                   Stock Fund        Fund          Fund             Fund          Total
                                                   ----------      --------      --------        ----------     ---------
Investment Income:
  Dividends                                       $   769,687                                                  $   769,687
  Interest                                             11,182     $  187,111    $   186,903      $    1,248        386,444
                                                  -----------     ----------    -----------      ----------    -----------

Total Investment Income                               780,869        187,111        186,903           1,248      1,156,131

Realized Gain on the Sale
  and Distribution of Investments                     716,725                     1,360,030         469,984      2,548,739
Unrealized Appreciation/Depreciation
  of Investments                                   (8,127,838)                     (443,834)        236,434     (8,335,238)
Investment expenses                                    (2,391)          (294)          (457)           (264)        (3,406)
                                                  -----------     ----------    -----------      ----------    -----------

  Total Fund Income                                (6,632,635)       186,817      1,102,642         707,402     (4,635,774)
                                                  -----------     ----------    -----------      ----------    -----------

Contributions:
  By employees                                      2,882,740        561,646      1,073,774         535,250      5,053,410
  By participating employer, net
    of forfeitures of $54,358                       2,283,400                                                    2,283,400
Employee rollover                                      25,891          6,712         33,226           8,196         74,025
                                                  -----------     ----------    -----------      ----------    -----------

  Total Contributions                               5,192,031        568,358      1,107,000         543,446      7,410,835
                                                  -----------     ----------    -----------      ----------    -----------

Cash Transferred between funds                        812,399     (1,153,917)       387,403         (45,885)            (0)
                                                  -----------     ----------    -----------      ----------    -----------

Total Increase in Plan Equity                        (628,205)      (398,742)     2,597,045       1,204,963      2,775,061

Decreases in Plan Equity attributed
  to withdrawals                                   (1,339,248)      (104,683)      (412,254)       (179,439)    (2,035,624)
                                                  -----------     ----------    -----------      ----------    -----------

Net increase in Plan Equity                        (1,967,453)      (503,425)     2,184,791       1,025,524        739,437

Plan Equity at Beginning of Period                 49,963,627      6,195,859      8,265,949       4,767,963     69,193,398
                                                  -----------     ----------    -----------      ----------    -----------

Plan Equity at End of Period                      $47,996,174     $5,692,434    $10,450,740      $5,793,487    $69,932,835
                                                  ===========     ==========    ===========      ==========    ===========

See accompanying Notes to Financial Statements.

                                                                      Exhibit 99
                                                                      ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles.

The fair values of the H.B. Fuller Thrift Plan (the Plan) investments in common stock of the participating employer are based on published quotations. The fair values of investments in securities of unaffiliated issuers are based on fair values supplied by the Trustee (Norwest Bank). Realized gains or losses reflect all differences between sales proceeds and historical cost of units sold, on an average cost basis. Securities transactions are recorded on the trade date.

H.B. Fuller Company (the Employer) pays or reimburses participants for all administrative costs of the Plan.

(2)  Summary Description of the Plan
     -------------------------------

H.B. Fuller Company full-time employees are eligible to participate in the Plan after six months of employment; part-time employees are eligible after twelve months. To become a participant in the Plan, an employee must agree to make contributions equal to 1% of pre-tax compensation up to a maximum of 9% of pre-tax compensation for highly compensated participants and 15% for non-highly compensated participants. In 1995, a participant could elect to contribute up to a limit of $9,240.

The Company makes contributions to employees' accounts by matching 100% of an employee's contributions, up to 3% of the employee's compensation. A participant's contribution may be invested in any combination of the following investment funds: Company Common Stock Fund, Money Market Fund, Index Fund (S&P
500), Small Company Growth Fund and Balanced Fund. A participant's investment option for past and future contributions can be changed daily, by calling the Trustee's on-line customer services.

The number of participants in each fund was as follows:    10/31/95  10/31/94
                                                           --------  --------

     Company Common Stock Fund                               2,007     1,953
     Money Market Fund                                         696       679
     Index  Fund                                             1,077     1,003
     Balanced Fund                                             659       601
     Small Company Growth Fund                                 102        --

A participant's voluntary contribution percentage amount can be changed or suspended once a month, by calling the Trustee's on-line service prior to month-end. Suspensions must be made for a minimum of six months. Employer contributions to the Plan cease during the suspension period.

Participants' contributions are fully vested. Employer contributions become fully vested after five years of service or upon age 65, permanent and total disability or death. Participants who terminate employment with H.B. Fuller Company forfeit the non-vested portion of the Company's

                                                                   Exhibit 99
                                                                   ----------

                        H.B. FULLER COMPANY THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS


contribution to their accounts. Amounts forfeited are used to reduce subsequent Company contributions.

Benefits payable to a participant are based upon the fair market value of the vested portion of the participant's account on the valuation date immediately preceding the time for payment. Payment occurs no later than the earlier of (a) the sixtieth day following the close of the Plan year during which there occurs the later of the date the participant terminates employment, and the participant's normal retirement date; and (b) April 1 of the calendar year following the calendar year during which the participant attains age 70-1/2. The amount of benefit paid will be 100% of the portion of the account attributable to the participant's own contributions and, if the participant is vested, the portion of the account attributable to the Company's matching contributions. Distribution of a participant's account is made in a lump sum. The investment in the Company Common Stock Fund can be withdrawn in the form of stock at the option of Plan participants.

Although it has no intention to do so, H.B. Fuller Company may, at any time, by action of its Board of Directors, terminate the Plan or discontinue contributions. Upon termination or discontinuance of contributions, all Employer contribution amounts in participant accounts will become fully vested.

(3)  Unrealized Appreciation (Depreciation) of Investments
     -----------------------------------------------------

The unrealized appreciation (depreciation) of investments was as follows:

                                     COMPANY                                     SMALL
                                      COMMON                                    COMPANY
                                      STOCK                      BALANCED        GROWTH
                                      FUND        INDEX FUND      FUND           FUND          TOTAL
                                  ------------   -----------   -----------    ----------    ------------
Unrealized appreciation at
  October 31, 1992                $23,828,396    $  852,542    $   43,291                   $24,724,229

Change during the year
  ended October 31, 1993           (8,127,838)     (443,834)      236,434                    (8,335,238)
                                  -----------    ----------    ----------                   -----------

Unrealized appreciation at
  October 31, 1993                 15,700,558       408,708       279,725                    16,388,991

Change during the year
  ended October 31, 1994              908,229       362,284        82,184                     1,352,697
                                  -----------    ----------    ----------                   -----------

Unrealized appreciation at
  October 31, 1994                 16,608,787       770,992       361,909                    17,741,688

Change during the year
  ended October 31, 1995           (3,631,797)    2,068,592       819,656      $(31,792)       (775,341)
                                  -----------    ----------    ----------      --------     -----------

Unrealized appreciation at
  October 31, 1995                $12,976,990    $2,839,584    $1,181,565      $(31,792)    $16,966,347
                                  ===========    ==========    ==========      ========     ===========

                                                                    Exhibit 99
                                                                    ----------


                        H.B. FULLER COMPANY THRIFT PLAN
                         NOTES TO FINANCIAL STATEMENTS


(4)  Realized Gains
     --------------

During the years ended October 31, 1995, 1994, and 1993, realized gains resulting from the sale and distribution of investments were as follows:

                                                                              SMALL
                            COMPANY COMMON                                   COMPANY
                                STOCK                         BALANCED        GROWTH
                                 FUND          INDEX FUND       FUND           FUND          TOTAL
                            --------------    -----------    -----------    ----------    ------------
1995:

Aggregate proceeds            $8,671,760      $12,608,657     $7,902,058      $13,726      $29,196,201
Aggregate average cost         7,878,267       11,786,054      7,433,782       14,365       27,112,468
                              ----------      -----------     ----------      -------      -----------
  Realized gain               $  793,493      $   822,603     $  468,276      $  (639)     $ 2,083,733
                              ==========      ===========     ==========      =======      ===========

1994:

Aggregate proceeds            $7,501,873      $ 1,714,495     $1,908,616                   $11,124,984
Aggregate average cost         7,130,966        1,640,563      1,818,493                    10,590,022
                              ----------      -----------     ----------                   -----------
  Realized gain               $  370,907      $    73,932     $   90,123                   $   534,962
                              ==========      ===========     ==========                   ===========

1993:

Aggregate proceeds            $8,463,717      $11,572,922     $1,969,845                   $22,006,484
Aggregate average cost         7,746,992       10,212,892      1,499,861                    19,459,745
                              ----------      -----------     ----------                   -----------
  Realized gain               $  716,725      $ 1,360,030     $  469,984                   $ 2,546,739
                              ==========      ===========     ==========                   ===========

(5)  Income Taxes
     ------------

The Plan is qualified under Section 401(a) and 401(k) and is exempt from federal income taxation under Section 501(a) of the Internal Revenue code of 1986, as amended.

A participant is not subject to federal income taxes on the pre-tax contribution, on the Company's matching contribution, or on the earnings of the account until a withdrawal is made or distribution is received from the account. During employment, a participant is entitled to make a withdrawal from the account upon showing financial hardship.

The Plan has been revised to meet the requirements for qualification under the 1986 revisions to the Internal Revenue code. The Company submitted the Plan to the IRS for approval during the year and received a favorable determination letter on November 14, 1995.

                                                                   Exhibit 99
                                                                   ----------



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-73650) of H.B. Fuller Company of our report dated February 9, 1996 appearing on page F-1 of the Annual Report of the H.B. Fuller Company Thrift Plan which is included in this Annual Report on Form 11-K for the year ended October 31, 1995.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
February 19, 1996